EXHIBIT 1

                           JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, John H. Westerbeke, Jr. and Westerbeke Acquisition Corporation hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01 per share, of Westerbeke Corporation, and that this Agreement be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.


Dated:  May 12, 2003                   By /s/ John H. Westerbeke, Jr.
                                          ---------------------------------
                                          John H. Westerbeke, Jr.

                                       Westerbeke Acquisition Corporation

Dated:  May 12, 2003                   By /s/ John H. Westerbeke, Jr.
                                          ---------------------------------
                                          John H. Westerbeke, Jr.
                                          President